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Exhibit 10.9.4

Grant No.:

REGAL ENTERTAINMENT GROUP
2002 STOCK INCENTIVE PLAN, AS AMENDED
PERFORMANCE SHARE AGREEMENT

        Regal Entertainment Group, a Delaware corporation (the "Company"), hereby grants performance shares relating to restricted shares of its class A common stock, $.001 par value (the "Common Stock"), to the Grantee named below, the shares of restricted stock subject thereto being subject to achieving the performance criteria and the vesting conditions set forth in the attached agreement (the "Agreement"). Additional terms and conditions of the grant are set forth in this cover sheet to the Agreement, in the Agreement, and in the Company's 2002 Stock Incentive Plan, as amended (the "Plan").

Grant Date:

Name of Grantee:

Grantee's Social Security Number:                          -                           -

Maximum No. of Shares of Common Stock (150% of Target LTI (defined below)):

Vesting Date:

Purchase Price per share of Common Stock: $0.001

        By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should be or appear to be inconsistent.

Grantee:	(Signature)
Company:	By:	(Signature)

Name:

Title:

Attachment

This is neither a stock certificate nor a negotiable instrument.

REGAL ENTERTAINMENT GROUP
2002 STOCK INCENTIVE PLAN, AS AMENDED
PERFORMANCE SHARE AGREEMENT

Award of Performance Shares/Number of Shares of Restricted Stock Issuable upon Achievement of Performance Criteria	This grant is an award of performance shares (the "Performance Shares") entitling the Grantee hereof to the number of shares of Common Stock to be determined as set forth below, at the Purchase Price set forth on the cover sheet, which shares of Common Stock when issued will be subject to the vesting conditions described below (such shares when issued and subject to the vesting conditions, the "Restricted Stock"). The Purchase Price for the Performance Shares and the Restricted Stock is deemed paid by your services to the Company.

The number of shares of Restricted Stock, if any, that may be issued pursuant to the terms of this Agreement shall be calculated based on the attainment of specified performance goals, as set forth on the attached Exhibit A, by the third anniversary of the Grant Date (the "Calculation Date"). The maximum number of shares of Restricted Stock that may be issued to you hereunder shall be as set forth on the cover sheet, which number has been determined by multiplying shares (such number of shares, your "Target Long Term Incentive" or "Target LTI") by 150%.
Nontransferability and Forfeiture
Neither your Performance Shares granted hereby nor any shares of Restricted Stock issued hereunder prior to the vesting thereof may be transferred, assigned, pledged or hypothecated, whether by operation of law or otherwise, nor may your Performance Shares or shares of Restricted Stock, if any, be made subject to execution, attachment or similar process. If your service terminates for any reason prior to the Calculation Date, you will forfeit your Performance Shares and not have any right to receive any Restricted Stock or Common Stock in respect of this award of Performance Shares.
Issuance and Vesting of Restricted Stock
The Performance Shares awarded hereby are evidenced solely by this Agreement and the cover sheet. The Company will issue any Restricted Stock earned pursuant hereto in your name as of the Calculation Date.

Except as otherwise set forth herein, your right to the Common Stock, after the issuance of the Restricted Stock as of the Calculation Date pursuant to this grant, vests as to 100% of the total number of shares of Restricted Stock issued pursuant to this grant on , provided you then continue in service (the "Vesting Date"). If the Vesting Date would otherwise occur during a period in which you are: (a) subject to a lock-up agreement restricting your ability to sell shares of Common Stock in the open market or (b) restricted from selling shares of Common Stock in the open market because you are not then eligible to sell under the Company's insider trading or similar plan as then in effect (whether because a trading window is not open or you are otherwise restricted from trading), the Vesting Date will be delayed until the first date on which you are no longer prohibited from selling shares of Common Stock due to a lock-up agreement or insider trading plan restriction; provided, however, you shall not be deemed to be restricted pursuant to subparagraph (b) above if you have in place at the Vesting Date an enforceable 10b5-1 trading plan. You cannot vest in more than the number of shares covered by this grant.
Book Entry Restrictions/Escrow
Any Restricted Stock issued hereunder may be issued in book entry form. In such event, the Company shall cause the transfer agent for the shares of its Common Stock to make a book entry record showing ownership for the shares of Restricted Stock in your name subject to the terms and conditions of this Agreement. The Company shall issue or cause to be issued to you an account statement acknowledging your ownership of the shares of such Restricted Stock.

In the event that certificates are issued evidencing the shares of Restricted Stock issued hereunder, the certificates for the Restricted Stock shall be deposited in escrow with the Secretary of the Company to be held in accordance with the provisions of this paragraph. Each such deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form attached hereto as Exhibit B. The deposited certificates shall remain in escrow until such time or times as the certificates are to be released or otherwise surrendered for cancellation as discussed elsewhere herein. Upon delivery of the certificates to the Company, you shall be issued an instrument of deposit acknowledging the number of shares of Restricted Stock delivered in escrow to the Secretary of the Company.
Not later than 30 days after the Vesting Date, the Company shall release from escrow and deliver to you any certificates representing Common Stock held by it in escrow.

Dividend Equivalents	Upon the Calculation Date or as soon as reasonably practicable thereafter (the "Initial Dividend Payment Date"), provided you then continue in service, the Company shall pay to you in cash a single lump sum amount equal to (1) the total dividends paid by the Company with respect to a single share of Common Stock from the Grant Date to the Calculation Date times (2) the number of shares of Restricted Stock issued hereunder as determined above in respect of the Performance Shares as to which the performance goals have been satisfied as of the Calculation Date.

If the Company pays a dividend with respect to its Common Stock after the Initial Dividend Payment Date, the Company shall pay to you as soon as reasonably practicable thereafter, provided you then continue in service, an amount equal to (1) the amount of such dividend with respect to a single share of Common Stock times (2) the number of shares of Restricted Stock issued hereunder as determined above in respect of the Performance Shares as to which the performance goals have been satisfied as of the Calculation Date.
Lapse of Common Stock Restrictions on Death, Disability, or Retirement or Termination Without Cause
On or after the Calculation Date, your right to any Common Stock hereunder vests as to 100% of the total number of shares of Restricted Stock issued pursuant to this grant, such number as determined on the Calculation Date, if your service is terminated due to death, Disability or Retirement, or by the Company without Cause.
Forfeiture of Unvested Common Stock
In the event that your service is terminated on or after the Calculation Date but before the Vesting Date for any reason other than due to death, Disability or Retirement, or by the Company without Cause, you will forfeit to the Company all of the shares of Restricted Stock subject to this grant, which shares if certificated will be in such event surrendered by the Secretary to the Company on your behalf for cancellation.
Withholding Taxes
You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the grant of the Performance Shares, your acquisition of Restricted Stock or Common Stock under this grant, or the payment to you of any dividends hereunder. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to this grant, the Company will have the right to: (1) require that you arrange such payments to the Company; (2) withhold such amounts from other payments due to you from the Company or any affiliate; or (3) cause an immediate forfeiture of shares of Restricted Stock or Common Stock subject to the Performance Shares granted pursuant to this Agreement in an amount equal to the withholding or other taxes due.

Section 83(b) Election	If you file an election with respect to the shares of Common Stock covered by this grant under Section 83(b) of the Internal Revenue Code with the Internal Revenue Service, you will immediately forfeit to the Company all of the shares of Common Stock subject to this grant.
Retention Rights
This Agreement does not give you the right to be retained by the Company (or any parent, Subsidiaries or affiliates) in any capacity. The Company (and any parent, Subsidiaries or affiliates) reserves the right to terminate your service at any time and for any reason.
Shareholder Rights
You have the right to vote the Restricted Stock and to receive any dividends declared or paid on such Restricted Stock. Any distributions you receive as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be deemed to be a part of the Restricted Stock and subject to the same conditions and restrictions applicable thereto. Except as described herein and in the Plan, no adjustments are made for dividends or other rights if the applicable record date occurs before your Restricted Stock certificate is issued or book entry made.
Adjustments
In the event of any stock dividend, stock split, change in the corporate structure affecting the Common Stock, or any change in the corporate structure (including any event contemplated by Section 5(a) of the Plan) that is not a Change in Control, the number or kind of shares covered by this grant may be adjusted pursuant to the Plan so that thereafter, subject to the terms and conditions of the adjusted Awards, such Awards shall entitle the Grantee to receive the kind and amount of securities or property or cash receivable upon any such event by a holder of the number of Shares that would have been receivable with respect to such Award immediately prior thereto. Your Performance Shares and Restricted Stock, as applicable, shall be subject to the terms of any such agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.
Change in Control
In the event of a Change in Control prior to the first year anniversary of the Grant Date, you will forfeit your Performance Shares and not have any right to receive any Restricted Stock or Common Stock in respect of this award of Performance Shares.

In the event of a Change in Control on or after the first year anniversary of the Grant Date but prior to the second year anniversary of the Grant Date, you will be entitled to receive a number of shares of Restricted Stock in respect of your Performance Shares equal to one-third of the Target LTI.

In the event of a Change in Control on or after the second year anniversary of the Grant Date but prior to the Calculation Date, you will be entitled to receive a number of shares of Restricted Stock in respect of your Performance Shares equal to two-thirds of the Target LTI.

All shares of Restricted Stock issued hereunder in respect of a Change in Control shall for purposes of the Plan be deemed to have been issued and outstanding and shall vest immediately prior to the effective time of any such Change in Control.
Legends	All certificates representing the Restricted Stock issued in connection with this grant shall, where applicable, have endorsed thereon the following legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE."
Applicable Law
This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.
Market Stand-Off
In connection with any underwritten public offering by the Company of the Company's securities pursuant to an effective registration statement filed under the Securities Act of 1933, for such period as the underwriters may request (such period not to exceed 180 days following the date of the applicable offering), you shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, loan, hypothecate, pledge, offer, grant or dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any shares of capital stock of the Company covered by this grant without the prior written consent of the underwriters of such public offering.
The Plan	The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement, the cover page and the Plan constitute the entire understanding between you and the Company regarding this grant of Performance Shares and any shares of underlying Restricted Stock and Common Stock. Any prior agreements, commitments or negotiations concerning this grant are superseded.

Data Privacy	In order to administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this grant, you give explicit consent to the Company to process any such personal data. You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident Grantees, to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer the Plan.
Consent to Electronic Delivery
The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant, you agree that the Company may deliver the Plan prospectus and the Company's annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact the Company Secretary at 865/922-1123 to request paper copies of these documents.
Stock Ownership Guidelines
If applicable, your right to sell, exchange, transfer, gift, pledge, alienate or otherwise dispose of the vested shares of Common Stock awarded to you pursuant to this Agreement is subject to your compliance with the stock ownership guidelines ("Stock Ownership Guidelines") that the Company has adopted as of the Grant Date, a copy of which has been delivered to you together with this Agreement. The Company shall have the right to enforce the Stock Ownership Guidelines through the use of an escrow arrangement or through restrictions communicated to the Company's transfer agent limiting transfers of your shares of Common Stock. This provision is not intended to prohibit you from exercising your previously granted stock options of disposing of the shares of Common Stock acquired upon exercise of such options.

        By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

EXHIBIT A

PERFORMANCE GOALS
AND NUMBER OF SHARES OF RESTRICTED STOCK

Actual Performance Percentage *	Shares of Restricted Stock
Actual Performance Percentage<90%	0% of Target LTI
90%≤ Actual Performance Percentage<110%	100% of Target LTI
Actual Performance Percentage≥110%	150% of Target LTI

    *
    During the first quarter of each year, the Board of Directors will determine a projected Adjusted EBITDA (as defined in the Company's quarterly earnings releases) for such year (the "Annual EBITDA Target"). During the first quarter of the following year, the Annual EBITDA Target will automatically adjust based upon any differences between forecasted attendance for the prior year and actual attendance for the prior year based on reported nation box office revenue for such year (the "Adjusted Annual EBITDA Target"). The goal of this year-end adjustment to the Annual EBITDA Target is to neither penalize nor reward the Grantee for non-controllable industry results.

        On the Calculation Date, the Compensation Committee of the Board of Directors will determine the "Actual Performance Percentage" by calculating for each of the three fiscal years prior to the Calculation Date the percentage by which the Company's actual Adjusted EBITDA met or exceeded the Adjusted Annual EBITDA Target for each such fiscal year, respectively, and averaging such performance percentages over such three fiscal year period.

        By way of illustration, if (x) in year 1 the Company's actual Adjusted EBITDA exceeded the Adjusted Annual EBITDA Target for year 1 by 105%, (y) in year 2 the Company's actual Adjusted EBITDA was 90% of the Adjusted Annual EBITDA Target for year 2, and (z) in year 3 the Company's actual Adjusted EBITDA exceeded the Adjusted Annual EBITDA Target for year 3 by 120%, then the Actual Performance Percentage would be 105% (or 315% divided by 3) and the Grantee would vest 100% of the Target LTI.

EXHIBIT B

ASSIGNMENT SEPARATE FROM CERTIFICATE

        FOR VALUE RECEIVED,                                     hereby sells, assigns and transfers to Regal Entertainment Group, a Delaware corporation (the "Company"),                                     (                                    ) shares of the Company's class A common stock represented by Certificate No.            and does hereby irrevocably constitute and appoint                                    to transfer the said common stock on the books of the Company with full power of substitution in the premises.

        Dated:                                     , 20

Print Name
Signature

Spousal Consent (if applicable)

                                             (Purchaser's spouse) indicates by the execution of this Assignment his or her consent to be bound by the terms herein as to his or her interests, whether as community property or otherwise, if any, in the shares of class A common stock of the Company.

Signature

INSTRUCTIONS: PLEASE DO NOT FILL IN ANY BLANKS OTHER THAN THE SIGNATURE LINE. THE PURPOSE OF THIS ASSIGNMENT IS TO ENABLE THE COMPANY TO CAUSE THE FORFEITURE OF YOUR UNVESTED SHARES AS SET FORTH IN THE AGREEMENT WITHOUT REQUIRING ADDITIONAL SIGNATURES ON THE PART OF PURCHASER.

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REGAL ENTERTAINMENT GROUP 2002 STOCK INCENTIVE PLAN, AS AMENDED PERFORMANCE SHARE AGREEMENT